Offer to Purchase for Cash
              Up to 2,474,576 Shares of Series A Preferred Stock

                                      of

                          iDine Rewards Network Inc.

                                      at
                             $10.62 Net Per Share
                                      by

                          iDine Rewards Network Inc.

--------------------------------------------------------------------------------
                THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
    12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 15, 2002, UNLESS THE OFFER
                      IS EXTENDED OR EARLIER TERMINATED.
--------------------------------------------------------------------------------

                                                                  June 13, 2002

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated June 13, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by iDine Rewards Network Inc., a Delaware corporation ("Company"), to purchase up to 2,474,576 shares of Series A Senior Convertible Redeemable Preferred Stock, par value $0.10 per share (the "Series A Preferred Stock"), of the Company upon the terms and subject to the conditions set forth in the Offer.

     We (or our nominees) are the holder of record of shares of Series A Preferred Stock held by us for your account. A tender of such shares of Series A Preferred Stock can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender shares of Series A Preferred Stock held by us for your account.

     We request instructions as to whether you wish to tender any of or all the shares of Series A Preferred Stock held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The offer price is $10.62 per share of Series A Preferred Stock net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

     2. The Offer is being made for up to 2,474,576 shares of Series A Preferred Stock in the aggregate.

     3. The Board of Directors of the Company, acting upon the recommendation of its Preferred Stock Committee, has approved the Offer and has determined that the transaction which is the subject of the Offer is fair to the unaffiliated holders of Series A Preferred Stock. However, none of the Company, its Board of Directors or the Preferred Stock Committee thereof makes any recommendation to any stockholder as to whether to tender or refrain from tendering shares of Series A Preferred Stock pursuant to the Offer.

     4. Stockholders are encouraged to contact their own tax, financial and legal advisors to discuss the advisability of accepting or declining the Offer.

     5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 15, 2002 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE COMPANY, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE COMPANY, WILL EXPIRE.

     6. The holder of an aggregate of 2,692,748 shares, or approximately 66% of the total issued and outstanding shares, of Series A Preferred Stock has agreed to tender 2,474,576 shares of its Series A Preferred Stock in the Offer pursuant to the terms and conditions of a Letter Agreement, dated June 12, 2002, a copy of which has been filed with the Securities and Exchange Commission as an exhibit to the Company's Tender Offer Statement on Schedule TO.

     7. Any stock transfer taxes applicable to a sale of shares of Series A Preferred Stock to the Company will be borne by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     8. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of shares of Series A Preferred Stock by the Company pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

     If you wish to have us tender any of or all the shares of Series A Preferred Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares of Series A Preferred Stock, all such shares of Series A Preferred Stock will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

     Payment for shares of Series A Preferred Stock accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company (the "Depositary") of (a) certificates (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)) with respect to such shares of Series A Preferred Stock, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in "THE OFFER, Section 3-Procedures for Tendering Shares of Series A Preferred Stock" of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for shares of Series A Preferred Stock or Book-Entry Confirmations with respect to shares of Series A Preferred Stock are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE COMPANY, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of shares of Series A Preferred Stock in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                       INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH UP TO 2,474,576 SHARES OF SERIES A PREFERRED STOCK
                         OF IDINE REWARDS NETWORK INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of iDine Rewards Network Inc., a Delaware corporation (the "Company"), dated June 13, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of Series A Senior Convertible Redeemable Preferred Stock, par value $0.10 per share (the "Series A Preferred Stock"), of the Company.

     This will instruct you to tender the number of shares of Series A Preferred Stock indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

 Number of shares of Series A Preferred     SIGN HERE
 Stock to be Tendered(1):
 _____________ shares of Series A           ___________________________________
 Preferred Stock
                                            ___________________________________
                                            Signature(s)

                                            ___________________________________

                                            ___________________________________
                                            Please Type or Print Name(s)

                                            ___________________________________

                                            ___________________________________
                                            Please Type or Print Address(es)

                                            ___________________________________
                                            Area Code and Telephone Number

                                            ___________________________________
                                            Taxpayer Identification or Social
                                            Security No.

                                            Dated:      , 2002
                                            (1) Unless otherwise indicated, it
                                            will be assumed that all your shares
                                            of Series A Preferred Stock are to
                                            be tendered.